Execution Copy                                    Exhibit 10.5

AMENDING AGREEMENT NO. 4

THIS AMENDING AGREEMENT NO. 4 (this “Amending Agreement”) is made as of June 3, 2020 between the parties to the Credit Agreement (as hereinafter defined).

WHEREAS:

A.Reference is made to the credit agreement dated as of August 4, 2015 between, inter alios, SSR Mining Inc. (formerly Silver Standard Resources Inc.), as borrower (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and Canadian Imperial Bank of Commerce, as administrative agent (the “Agent”), as amended by amending agreement no. 1 dated as of May 31, 2016, amending agreement no. 2 dated June 8, 2017 and amending agreement no. 3 dated January 21, 2020 (collectively, the “Credit Agreement”).

B.The Borrower, the Lenders and the Agent wish to amend the Credit Agreement on the terms and conditions set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained in this Amending Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1One Amending Agreement. This Amending Agreement amends the Credit Agreement. This Amending Agreement and the Credit Agreement shall be read, interpreted, construed and have effect as, and shall constitute, one agreement with the same effect as if the amendments made by this Amending Agreement had been contained in the Credit Agreement as of the date of this Amending Agreement.

1.2Defined Terms. In this Amending Agreement, unless something in the subject matter or context is inconsistent:

(a)terms defined in the description of the parties or in the recitals have the respective meanings given to them in the description or recitals, as applicable; and

(b)all other capitalized terms have the respective meanings given to them in the Credit Agreement as amended by Article Two of this Amending Agreement (collectively, the “Amended Credit Agreement”).

1.3Headings. The headings of the Articles and Sections of this Amending Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Amending Agreement.

1.4References. All references to Articles, Sections, Exhibits and Schedules, unless otherwise specified, are to Articles, Sections, Exhibits and Schedules of the Credit Agreement.

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ARTICLE 2
AMENDMENTS

2.1Deleted Definitions. The definitions of “JVco” and “Pre-Signing Moratorium Obligations” are deleted in their entirety.

2.2New Definitions. The following definitions are added to Section 1.1 in alphabetical order:
“Alacer Subsidiaries” means Alacer Gold Corp. and all of its present and future subsidiaries.
“Argentine Subsidiaries” means Mina Pirquitas S.A. and Valle Del Cura S.A.
“Fourth Amendment Date” means June 3, 2020.
“Modified Consolidated” means Consolidated modified to provide that, notwithstanding GAAP, the Alacer Subsidiaries shall be disregarded for all purposes except that:
(a)Net Income for any period shall include the aggregate amount of cash actually distributed by any Alacer Subsidiary during such period to a Credit Party as a dividend, distribution or return of capital;
(b)the book value of the Equity Securities of each Alacer Subsidiary held by a Credit Party shall be included as an asset on the balance sheet of the Borrower; and
(c)the liabilities of a Credit Party shall include the liabilities of an Alacer Subsidiary that is a partnership in which such Credit Party is a partner, general partner or limited partner to the extent such Credit Party is liable therefor as a result of such Credit Party’s ownership interest in, or other relationship with, such Alacer Subsidiary.
“Utilization Percentage” means, at any time, the percentage equal to the aggregate Credit Exposure divided by the aggregate Commitments, in each case as at such time, and multiplied by 100%.
2.3Applicable Margin. The definition of “Applicable Margin” in Section 1.1 is deleted in its entirety and replaced with the following:
“Applicable Margin” means the applicable rate per annum, expressed as a percentage, set out in the relevant column and row of the table below, based on the Net Leverage Ratio as at the most recent Quarterly Date with respect to which the Borrower has delivered financial information to the Administrative Agent pursuant to Section 5.1(1).

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Row	Net Leverage Ratio	B/A Borrowing, LIBO Rate Loan or Financial Letter of Credit	Canadian Prime Loan or Base Rate Loan	Non-Financial Letter of Credit	Utilization Percentage	Standby Fee	Utilization Fee
1	< 1.0x	225 bps	125 bps	150 bps	< 33%	62.5 bps	25 bps
					≥ 33% and < 60%	68.8 bps	50 bps
					≥ 66%	75 bps	75 bps
2	≥ 1.0x and < 1.5x	250 bps	150 bps	166.67 bps	< 33%	68.8 bps	25 bps
					≥ 33% and < 60%	75 bps	50 bps
					≥ 66%	81.3 bps	75 bps
3	≥ 1.5x and < 2.5x	275 bps	175 bps	183.33 bps	< 33%	75 bps	25 bps
					≥ 33% and < 60%	81.3 bps	50 bps
					≥ 66%	87.5 bps	75 bps
4	≥ 2.5x	3745 bps	275 bps	250 bps	< 33%	100 bps	25 bps
					≥ 33% and < 60%	106.3 bps	50 bps
					≥ 66%	112.5 bps	75 bps

As of the Fourth Amendment Date, the Applicable Margin shall be the margin provided for in Row 1 of the above grid (with a Utilization Percentage of < 33%); provided that the Applicable Margin with respect to any B/A Borrowing outstanding on the Fourth Amendment Date shall remain the Applicable Margin in effect prior to the Fourth Amendment Date until the rollover or conversion of such B/A Borrowing. Thereafter, the Applicable Margin shall change (to the extent necessary, if any) on the first Business Day following the next last date on which the financial statements and Compliance Certificate of the Borrower are required to be delivered to the Administrative Agent pursuant to Section 5.1(1) to reflect any change in the Net Leverage Ratio effective as of the date of such financial statements, based upon the financial statements for the immediately preceding Rolling Period, or if such day is not a Business Day, then the first Business Day thereafter. Notwithstanding the foregoing, if at any time the Borrower fails to deliver financial statements and the certificate of the Borrower as required by Section 5.1(1) on or before the date required pursuant to Section 5.1(1) (without regard to grace periods), the Applicable Margin shall be the highest margins provided for in the above grid from the date such financial statements are due pursuant to Section 5.1(1) (without regard to grace periods) through the date the Administrative Agent receives all financial statements and certificates that are then due pursuant to Section 5.1(1), at which time the Applicable Margin shall again be set out in accordance with the above grid.

2.4Federal Funds Effective Rate. The definition of “Federal Funds Effective Rate” in Section 1.1 is amended by adding the following sentence to the end thereof:

In either case, if that rate is less than zero, the Federal Funds Effective Rate shall be deemed to be zero.

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2.5Investment. The definition of “Investment” in Section 1.1 is deleted in its entirety and replaced with the following:

“Investment” means, as applied to any Person (the “investor”), any direct or indirect:

(a)purchase or other acquisition by the investor of Equity Securities of any other Person or any beneficial interest therein;

(b)purchase or other acquisition by the investor of bonds, notes, debentures or other debt securities of any other Person or any beneficial interest therein;

(c)loan or advance to any other Person, other than (i) advances to directors, officers, employees for expenses incurred in the ordinary course of business, and (ii) accounts receivable arising from sales or services rendered to such other Person in the ordinary course of the investor’s business; and

(d)capital contribution by the investor to any other Person;

provided that (i) an Acquisition shall not constitute an Investment, and (ii) contributions made to fund Post-Signing Moratorium Obligations shall not constitute Investments. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write- ups, write-downs or write-offs with respect to such Investment minus any amounts (i) realized upon the disposition of assets comprising an Investment (including the value of any liabilities assumed by any Person other than a Credit Party in connection with such disposition), (ii) constituting repayments of Investments that are loans or advances or (iii) constituting cash returns of principal or capital thereon (including any dividend, redemption or repurchase of equity that is accounted for, in accordance with GAAP, as a return of principal or capital).

2.6LIBO Rate. The definition of “LIBO Rate” in Section 1.1 is amended by adding “subject to Section 2.12(2),” at the beginning of clause (b) thereof.

2.7Maturity Date. The definition of “Maturity Date” in Section 1.1 is amended by replacing “June 8, 2020” with “June 8, 2021”.

2.8Material Subsidiary. The definition of “Material Subsidiary” is deleted in its entirety and replaced with the following:

“Material Subsidiary” means:

(a)Silver Standard Canada Holdings Ltd., Silver Standard US Holdings Inc., Silver Standard Marigold Inc., Intertrade Metals Limited Partnership, Intertrade Metals Corp., Silver Standard Ventures Inc., SSR Durango, S.A. de C.V., Marigold Mining Company, SGO Mining Inc., Puna Operations Inc. and 0694758 B.C. Ltd.;

(b)each other present and future Subsidiary that at any time:
(i)has consolidated net tangible assets in excess of an amount equal to 5% of the net tangible assets of the Borrower at such time, determined on a Consolidated basis; or
(ii)has a subsidiary that is a Material Subsidiary; and

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(c)any other Subsidiary designated as such in writing by the Borrower to the Administrative Agent;

provided that once a Subsidiary satisfies any of the tests set out in this definition, such Person shall at all times thereafter be a Material Subsidiary, regardless of whether it subsequently satisfies any of such tests. Notwithstanding the foregoing, the Alacer Subsidiaries and the Argentine Subsidiaries shall at no time constitute Material Subsidiaries.

2.9Permitted Intercompany Investments. The definition of “Permitted Intercompany Investments” is deleted in its entirety and replaced with the following

“Permitted Intercompany Investments” means an Investment by a Credit Party in any of the following:

(a)Equity Securities of any other Credit Party;

(b)any other Credit Party by way of capital contribution; or

(c)loans or advances to any other Credit Party.
2.10Modified Consolidated. All references to “Consolidated” are changed to “Modified Consolidated” except for such references in:

(a)the definition of “Consolidated”;

(b)Sections 5.1(a), (b) and (l); and

(c)Section 6.1(8)(b).
2.11Financial Reporting. Section 5.1 is amended by:

(a)deleting the “and” at the end of clause (k);

(b)deleting the “.” at the end of clause (l); and

(c)adding the following new clauses to the end thereof:

(m)as soon as available and in any event within 90 days after the end of each Fiscal Year, the unaudited Modified Consolidated balance sheet and related statements of income, retained earnings and changes in financial position of the Borrower as of the end of and for such Fiscal Year, all certified by a Responsible Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower on a Modified Consolidated basis; and

(n)as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the unaudited Modified Consolidated balance sheet and related statements of income, retained earnings and changes in financial position of the Borrower as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year which includes such Fiscal Quarter, all certified by a Responsible Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower on a Modified Consolidated basis, subject to normal year-end audit adjustments.

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2.12Utilization Fee. The following subsection is inserted into Section 2.10 in numerical order, and the subsequent subsections renumbered accordingly:

(2)    Utilization Fees. The Borrower shall pay to the Administrative Agent for the account of and distribution to each Lender in accordance with its Applicable Percentage a utilization fee for the period commencing on the Fourth Amendment Date to and including the Maturity Date (or such earlier date as the Commitments shall have been terminated entirely) computed at a rate per annum equal to the Applicable Margin on the aggregate Credit Exposure. Such utilization fee shall be (a) payable in arrears on the first Business Day following each Quarterly Date and on any the date on which the Commitments terminate or are reduced pursuant hereto, and (b) accrue daily on the basis of a year of 365 or 366 days, as the case may be, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

2.13Argentine Subsidiary Investments. Section 6.1(6)(g) is deleted in its entirety and replaced with the following:

(g)Investments made in the Argentine Subsidiaries since the Second Amendment Date in an aggregate amount of up to U.S.$100,000,000; or

2.14Other Investments. Section 6.1(6)(h) is deleted in its entirety and replaced with the following:

(h)other Investments where the aggregate cash amount thereof from and after the Second Amendment Date does not exceed the Investment Cap.

2.15Restricted Payments. Section 6.1(9) is amended by deleting the “and” at the end of clause (e), replacing the “.” at the end of clause (f) with “; and”, and adding the following as a new clause (g):

(g)the Borrower may declare and pay any dividend, distribution or return of capital with respect to its Equity Securities if (i) following such payment the Net Leverage Ratio would be no greater than 2.50:1.00, and (ii) a Responsible Officer has provided a certificate to the Administrative Agent confirming that the conditions for such payment have been met.

2.16Events of Default. Section 7.1 is amended by:

(a)in subsection (d) deleting the reference to “the Borrower” and replacing it with “any Credit Party”;

(b)in subsections (g) and (h) adding “or Anagold Madencilik Sanayi ve Ticaret Anonim Sirketi or any Alacer Subsidiary which is a direct or indirect shareholder thereof” after “any Credit Party”.

2.17Release. Notwithstanding that Mina Pirquitas LLC, a Delaware company, is party to certain Loan Documents, Mina Pirquitas S.A., its successor by conversion to a company formed under the laws of Argentina, was not intended to be bound thereby. Accordingly, Mina Pirquitas S.A. is hereby released from any and all indebtedness, liabilities and obligations under the Loan Documents, and Lien over its Equity Securities in favour of the Administrative Agent is hereby discharged. The Lenders hereby consent to such continuation, and authorize and direct the Administrative Agent to take such steps as the Borrower may reasonably request in order to effect and evidence such release and discharge.

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ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1Confirmation of Representations. The Borrower represents and warrants that, as at the date of this Amending Agreement and assuming that the amendments made to the Credit Agreement by this Amending Agreement have become effective:

(a)this Amending Agreement and the Confirmation appended hereto has been duly authorized, executed and delivered by each of the signatory Credit Parties;

(b)the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)no Default or Event of Default has occurred and is continuing; and

(d)the representations and warranties contained in Article 3 (other than those that are made particular to a specific date) are true and correct as if made on the date hereof.
ARTICLE 4
CONDITIONS

4.1Conditions Precedent. This Amending Agreement shall become effective on the date upon which there has been receipt by the Administrative Agent of:

(a)a counterpart of this Amending Agreement executed by each party hereto;
(a)
(b)a counterpart of the Confirmation appended to this Amending Agreement, executed by each Guarantor;

(c)payment of an extension fee of U.S.$150,000 to the Administrative Agent for the
pro rata account of the Lenders; and

(d)payment of a legal fees invoiced to date by counsel for the Administrative Agent

For the avoidance of doubt, upon and regardless of the date on which such conditions precedent are met, the effective date of this Amending Agreement will be as of June 3, 2020.

ARTICLE 5
GENERAL

5.1Confirmation. Except as specifically stated herein, the Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. All Secured Liabilities under the Credit Agreement shall be continuing with only the terms thereof being modified as provided in this Amending Agreement, and this Amending Agreement shall not evidence or result in a novation of such Secured Liabilities.

5.2Interpretation. All references to the “this Agreement” or the “Credit Agreement” and all similar references in any of the other Loan Documents shall hereafter include, mean and be a reference to the Amended Credit Agreement without any requirement to amend such Loan

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Documents. This Amending Agreement shall constitute a “Loan Document” under, and as defined in, the Credit Agreement.

5.3Binding Nature. This Amending Agreement shall enure to the benefit of and be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and permitted assigns.

5.4Severability. Any provision of this Amending Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Amending Agreement, all without affecting the remaining provisions of this Amending Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.5Conflicts. If, after the date of this Amending Agreement, any provision of this Amending Agreement is inconsistent with any provision of the Credit Agreement, the relevant provision of this Amending Agreement shall prevail.

5.6Governing Law. This Amending Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.
5.7Counterpart and Facsimile. This Amending Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amending Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amending Agreement.

[signatures on the following pages]

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IN WITNESS WHEREOF the undersigned has caused this Amending Agreement to be duly executed as of the date set out on the first page.

CANADIAN IMPERIAL BANK OF COMMERCE,
as Lender and Administrative Agent

By:     /s/ Peter Rawlins
Name:    Peter Rawlins
Title:     Managing Director

By:     /s/ Mark Saraiva
Name:     Mark Saraiva
Title:    Executive Director

Signature Page

SSR Amending Agreement No.4

IN WITNESS WHEREOF the undersigned has caused this Amending Agreement to be duly executed as of the date set out on the first page.

THE BANK OF NOVA SCOTIA,
as Lender

By: /s/ Kurt Foellmer
Name:    Kurt Foellmer
Title:    Director

By: /s/ Priya Francis
Name:    Priya Francis
Title:     Associate

Signature Page

SSR Amending Agreement No. 4

IN WITNESS WHEREOF the undersigned has caused this Amending Agreement to be duly executed as of the date set out on the first page.

BANK OF MONTREAL,
as Lender

By: /s/ Ben Rough
Name: Ben Rough
Title: Director

By:
Name:
Title:

Signature Page

SSR Amending Agreement No. 4

IN WITNESS WHEREOF the undersigned has caused this Amending Agreement to be duly executed as of the date set out on the first page.

SSR MINING INC.

By: /s/ Gregory J. Martin
Name:    Gregory J. Martin
Title:        Senior Vice President and Chief Financial Officer

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CONFIRMATION

Each undersigned Guarantor acknowledges and irrevocably consents to the terms of the Amending Agreement. Each undersigned Guarantor further represents, warrants, and confirms to the Agent, for the benefit of each Secured Party, that:

(a)the Group Guarantee and the guarantees and indemnities granted thereunder continue in full force and effect in accordance with their terms notwithstanding the Amending Agreement and the amendments to the Credit Agreement effected thereby;

(b)such guarantees and indemnities extend to the indebtedness, liabilities and obligations of the Borrower under the Amended Credit Agreement;

(c)the Security Documents and the Liens granted thereunder continue in full force and effect in accordance with their terms notwithstanding the Amending Agreement and the amendments to the Credit Agreement effected thereby;

(d)the secured liabilities described in the Security Documents include indebtedness, liabilities and obligations arising under or in relation to the Amended Credit Agreement, and the Liens granted thereunder extend thereto; and

(e)all references to the “this Agreement” or the “Credit Agreement” and all similar references in any of the other Loan Documents shall hereafter mean and be a reference to the Amended Credit Agreement without any requirement to amend such Loan Documents.

SSR MINING INC.
SILVER STANDARD CANADA HOLDINGS LTD. SILVER STANDARD US HOLDINGS INC. SILVER STANDARD MARIGOLD INC. INTERTRADE METALS CORP.
INTERTRADE METALS LIMITED PARTNERSHIP SILVER STANDARD VENTURES INC.
SSR DURANGO, S.A. DE C.V. MARIGOLD MINING COMPANY SGO MINING INC.
PUNA OPERATIONS INC. 0694758 B.C. LTD.
in each case by its authorized signatory

    /s/ Gregory J. Martin
Name:    Gregory J. Martin

SSR Amending Agreement No. 4